Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

BANK OF NOVA SCOTIA

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-282565

Final Prospectus: True

The maximum aggregate offering price of the securities to which the prospectus relates is $3,066,960. The prospectus is a final prospectus for the related offering.